SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2000


                                Alliance Bancorp
                                -----------------
               (Exact Name of Registrant as Specified in Charter)

     Delaware                        0-20082                     33-3811768
--------------------      -------------------------------        ----------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
    of Incorporation)                                        Identification No.)


One Grant Square, Hinsdale, Illinois                                     60521
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:           (630) 323-1776
                                                              --------------



                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.
         -------------

     On February 28, 2000, Alliance Bancorp (the "Registrant") announced the successful completion of an auction of $100,000,000 of Federal Home Loan Bank ("FHLB") advances. The advances were sold to other member banks of the FHLB of Chicago. Liberty Federal Bank, the Registrant's wholly owned subsidiary, will record a pre-tax gain of $7.2 million on the sale of the advances. This will be reported as an "Extraordinary Item-Gain on Early Extinguishment of Debt, Net of Tax" of $4.7 million. For further information, see the Registrant's press release dated February 28, 2000, which is included as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

     The following Exhibits are filed as part of this report:

     Exhibit 99.1 Press Release of Alliance Bancorp dated February 28, 2000.













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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             ALLIANCE BANCORP


                                        By:  /s/Richard A. Hojnicki
DATE: March 3, 2000                          --------------------------------
                                             Richard A. Hojnicki
                                             Executive Vice President and Chief
                                             Financial Officer



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                                  EXHIBIT INDEX

     The following Exhibits are filed as part of this report:

     Exhibit 99.1 Press Release of Alliance Bancorp.


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                                  EXHIBIT 99.1

                        PRESS RELEASE OF ALLIANCE BANCORP

For:     Alliance Bancorp             Contact:     Richard A. Hojnicki
         One Grant Square                          Executive Vice President
         Hinsdale, Illinois 60521                   and Chief Financial Officer
         NASDAQ/NMS-ABCL                           (630) 323-1776

             ALLIANCE BANCORP REPORTS SUCCESSFUL AUCTION OF ADVANCES

Hinsdale, Illinois, February 28, 2000 -- Alliance Bancorp (Nasdaq: ABCL), the holding company for Liberty Federal Bank ("the Bank"), today reported the successful completion of an auction of $100,000,000 of Federal Home Loan Bank ("FHLB") Advances. The advances were sold to other member banks of the Chicago FHLB. Liberty Federal Bank will record a pre-tax gain of $7.2 million on the sale of the advances. This will be reported as an "Extraordinary Item-Gain on Early Extinguishment of Debt, Net of Tax "of $4.7 million. In related transactions, the Bank also sold $99 million of Investment and Mortgage-backed securities, recognizing a loss of $5.5 million. The net of these transactions after costs is a pre-tax gain of $1.4 million, which will be reported for the quarter ended March 31, 2000.

"This de-leveraging transaction of approximately 5% of the Bank's assets and liabilities brings a number of benefits to the Company - the most important being the potential for enhanced longer term earnings through re-leveraging", stated Kenne P. Bristol, President and CEO of Alliance Bancorp and Liberty Federal Bank. "At current market prices, the Bank was able to recognize a net transaction gain equal to three years' worth of net interest income this leveraged position provided. Since the Bank is currently originating a significant amount of commercial and multi-family real estate loans, we intend to prudently re-leverage with loan products at increased spreads. The current accounting treatment of "securities available for sale" only reflects market changes in the value of assets, and not the offsetting market value effect on liabilities. Therefore, with this transaction we have also been able to increase equity", added Mr. Bristol.

The overall effect of this de-leveraging will increase the Net Income of Alliance Bancorp by approximately $868,000, or 8(cent) per diluted share, for the quarter ended March 31, 2000. The Bank was assisted in this transaction by the investment banking firm of Keefe, Bruyette & Woods, Inc.

Statements contained in this news release which are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


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The  Company's  common  stock trades on the Nasdaq  National  Market tier of the
Nasdaq Stock Market under the symbol: ABCL.

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